   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1998

                                                Registration No. 333-__________
===============================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  -----------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  -----------------

                             CONCENTRA MANAGED CARE, INC.
                (Exact name of registrant as specified in its charter)


            DELAWARE                                        04-3363415
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                                   312 UNION WHARF
                             BOSTON, MASSACHUSETTS  02109
             (Address of principal executive offices, including zip code)

                                  -----------------

                      CONCENTRA MANAGED CARE, INC. STOCK OPTIONS
                               (Full title of the plan)

                                   DONALD J. LARSON
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             CONCENTRA MANAGED CARE, INC.
                                   312 UNION WHARF
                             BOSTON, MASSACHUSETTS  02109
                                    (617) 367-2163
              (Name, address and telephone number of agent for service)

                                       copy to:
                                  RICHARD A. PARR II
                     EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             CONCENTRA MANAGED CARE, INC.
                            5080 SPECTRUM DRIVE, SUITE 400
                                      WEST TOWER
                                 DALLAS, TEXAS 75248
                                    (972) 364-8000

                                           CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                                                                         Proposed
    Title of securities     Amount to be     Proposed maximum        maximum aggregate      Amount of
      to be registered       registered   offering price per unit*    offering price*    registration fee
---------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par
   value per share . . . .  580,530 shares       $33.0625               $19,193,774           $5,663
---------------------------------------------------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low sales prices of the Common Stock reported on the Nasdaq National Market of The Nasdaq Stock Market on February 26, 1998.

===============================================================================

                               EXPLANATORY NOTE

     On February 24, 1998, Concentra Subsidiary, Inc. ("Merger Sub"), a Delaware corporation and direct wholly-owned subsidiary of Concentra Managed Care, Inc. (the "Registrant"), merged with and into Preferred Payment Systems, Inc., a Delaware corporation ("PPS"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated February 24, 1998, by and among the Registrant, Merger Sub and PPS (the "PPS Transaction"). Pursuant to the terms of the Merger Agreement, (a) the Registrant assumed each outstanding option to purchase common stock, par value $.01 per share, of PPS ("PPS Common Stock") granted under the PPS 1996 Incentive Stock Plan and the PPS 1996 Replacement Stock Option Plan (the "Plans"), and (b) the assumed options became exercisable for common stock, par value $.01 per share, of the Registrant ("Concentra Common Stock") at the rate of 2.6473525 shares of Concentra Common Stock for each share of PPS Common Stock. The Registrant is filling this Registration Statement on Form S-8 to reflect the assumption by the Registrant of each such option to purchase PPS Common Stock and the conversion of the options for PPS Common Stock into options for Concentra Common Stock in the PPS Transaction.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed with the Securities and Exchange Commission by the Registrant and are incorporated herein by reference and made a part hereof:

     1. The Company's Registration Statement on Form S-4 (File No. 333-27105) dated August 1, 1997;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

     3. The Company's Current Reports on Form 8-K filed on September 11, 1997, October 1, 1997, October 14, 1997, November 7, 1997, January 23, 1998,
          February 2, 1998, February 18, 1998 and March 2, 1998; and

     4. The description of the Company's capital stock contained in Item 1 of the Registration Statement on Form 8-A (File No. 000-22751) filed with the Commission on June 25, 1997, including any amendment or report filed for the purpose of updating such description filed with the Commission pursuant to Section 13 of the Exchange Act.

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that are incorporated by reference, other than exhibits to such documents not specifically incorporated by reference. Requests for such copies should be directed to Concentra Managed Care, Inc., 5080 Spectrum Drive, Suite 400, West Tower, Dallas, Texas 75248, Attention: Richard A. Parr II, Executive Vice President and General Counsel, telephone (972) 364-8000.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Twelfth of the Amended and Restated Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify its officers and directors to the maximum extent allowed by Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the Registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful.

     With respect to suits by or in the right of the Registrant, however, indemnification is generally limited to attorney's fees and other expenses and is not available if the person is adjudged to be liable to the Registrant, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Twelfth of the Amended and Restated Certificate of Incorporation provides that, in the event that an officer or director files suit against the Registrant seeking indemnification of liabilities or expenses incurred, the burden will be on the Registrant to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

     The preceding discussion of the Company's Amended and Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Company's Amended and Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

     the Registrant has entered into indemnity agreements with its directors and officers. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Registrant or assumed certain responsibilities at the direction of the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

     4.1  --   Preferred Payment Systems, Inc. 1996 Incentive Stock Plan

     4.2  --   Preferred Payment Systems, Inc. 1996 Replacement Stock
               Option Plan

     5.1  --   Opinion of Richard A. Parr II

     23.1 --   Consent of Arthur Andersen LLP

     23.2 --   Consent of Richard A. Parr II (included in his opinion filed as
               Exhibit 5.1 hereto)

     24.1 --   Powers of Attorney (included in the signature
                    pages hereto)

ITEM 9.   UNDERTAKINGS.

          The Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and
          (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of March, 1998.

                                       CONCENTRA MANAGED CARE, INC.

                                       By: /s/ Richard A. Parr II
                                          ---------------------------------
                                          Richard A. Parr II
                                          Executive Vice President, General
                                          Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints each of Richard A. Parr II and James M. Greenwood, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

        SIGNATURE                      CAPACITY                     DATE
        ---------                      --------                     ----
  /s/ Donald J. Larson         Chairman of the Board and        March 5, 1998
----------------------------    Chief Executive Officer
      Donald J. Larson       (Principal Executive Officer)


   /s/ Joseph F. Pesce        Executive Vice President, Chief   March 5, 1998
----------------------------  Financial Officer and Treasurer
       Joseph F. Pesce           (Principal Financial and
                                     Accounting Officer)


  /s/ Daniel J. Thomas        President, Chief Operating        March 5, 1998
----------------------------      Officer and Director
    Daniel J. Thomas

 /s/ John K. Carlyle                   Director                 March 5, 1998
----------------------------
     John K. Carlyle


 /s/ George H. Conrades                Director                 March 5, 1998
----------------------------
     George H. Conrades


 /s/ Robert W. O'Leary                 Director                 March 5, 1998
----------------------------
     Robert W. O'Leary


 /s/ Robert A. Ortenzio                Director                 March 5, 1998
----------------------------
     Robert A. Ortenzio


 /s/ Paul B. Queally                   Director                 March 5, 1998
----------------------------
     Paul B. Queally


        SIGNATURE                     CAPACITY                     DATE
        ---------                     --------                     ----
 /s/ Mitchell T. Rabkin, M.D.          Director                 March 5, 1998
----------------------------
     Mitchell T. Rabkin, M.D.


 /s/ Lois E. Silverman                 Director                 March 5, 1998
----------------------------
     Lois E. Silverman

                                  EXHIBIT INDEX


Exhibit                Description of Exhibit
-------                ----------------------

4.1  --   Preferred Payment Systems, Inc. Amended and Restated 1996 Incentive
          Stock Plan

4.2  --   Preferred Payment Systems, Inc. 1996 Replacement Stock Option Plan

5.1  --   Opinion of Richard A. Parr II

23.1 --   Consent of Arthur Andersen LLP

23.2 --   Consent of Richard A. Parr II (included in his opinion filed as
          Exhibit 5.1 hereto)

24.1 --   Powers of Attorney (included in the signature pages hereto)